Exhibit 99.1

Investor Contact	Media Contact
Bill Walljasper	Sard Verbinnen & Co
Senior VP & Chief Financial Officer	Paul Caminiti/Andrew Cole/Brooke Gordon
515-965-6505	212-687-8080

CASEY’S GENERAL STORES BOARD UNANIMOUSLY REJECTS UNSOLICITED

PROPOSAL FROM ALIMENTATION COUCHE-TARD

Proposal Significantly Undervalues Casey’s and Not in the Best Interests of Corporation

ANKENY, IOWA – April 9, 2010 – Casey’s General Stores, Inc. (“Casey’s”) (NASDAQ: CASY) today announced that its Board of Directors reviewed, with the assistance of financial and legal advisors, an unsolicited proposal received from Alimentation Couche-Tard Inc. (“Couche-Tard”) (TSX: ATD.A, ATD.B) on March 9, 2010 to acquire Casey’s for $36.00 per share in cash. The Board unanimously determined that the proposal is not in the best interests of the corporation and informed Couche-Tard on March 29, 2010 that it had rejected the proposal. Casey’s sent the following letter to Couche-Tard in response to Couche-Tard’s public letter today.

Alain Bouchard

President and Chief Executive Officer

Alimentation Couche-Tard Inc.

1600, St-Martin Blvd. East

Tower B, Suite 200

Laval (Quebec) H7G 4S7

Dear Mr. Bouchard:

We are very disappointed that you have decided to launch a hostile public campaign regarding your unsolicited proposal to acquire Casey’s for $36.00 per share in cash. As we previously informed you, our Board of Directors takes its fiduciary duties very seriously and unanimously determined to reject your proposal after a thorough, thoughtful evaluation of it in consultation with our financial and legal advisors. Your proposal significantly undervalues Casey’s and is not in the best interests of the corporation. We are very excited about the many opportunities ahead to continue growing our business and deliver superior value to shareholders.

Couche-Tard’s Opportunistic Proposal Is Attempting to Capture the Significant

Current and Long-Term Value That Rightly Belongs to Casey’s Shareholders

As you said in your note to me, we have a great brand and “a recipe that works.” We couldn’t agree more. Casey’s is widely considered a best-in-class operator and consistently maintains industry-leading margins. We have important strategic growth initiatives underway that we expect will contribute meaningfully to our top and bottom lines and increase shareholder value in the near and long-term. Given our consistent outperformance among convenience store operators and our ongoing growth initiatives, along with the fact we own virtually all of our real estate, your proposal vastly undervalues Casey’s and our future prospects.

Building on Strong Track Record of Execution and Delivering Value to Shareholders. We are continuing to build on our exceptional track record of performance. We have had positive inside same-store sales growth for 24 consecutive quarters, based in part on the strength of our proprietary prepared food program, and this is a trend we expect to continue. We have the highest inside sales margins in the industry, which have enabled us to achieve double-digit annual EPS growth. Additionally, we have increased our dividend at a compounded annual growth rate of approximately 18% over the past five years.

New-Store Design Rollout and Prepared Food Price Increases Underway. We are in the process of rolling out our new store design that includes an increased cooler capacity, expanded coffee and fountain offerings, and a made-to-order sub-sandwich program. To-date we have incorporated the features of the new store design in 85 of our approximate 1,500 stores, and we are very encouraged by the initial results. We expect these stores to deliver a higher average cash flow and return than our chain-wide average. In addition, the Company implemented price increases on certain products within our prepared food program on March 1, 2010. We expect the price increases will expand margins and boost total prepared food same-store sales approximately 3-4%, in addition to the anticipated positive unit movement.

Expanding Footprint Organically and Through Acquisitions. We are continuing to focus on utilizing our strong balance sheet, which includes approximately $153 million in cash, to expand our footprint through new store openings and strategic acquisitions. Our disciplined approach to acquisitions has served us well, and we will continue to open stores in locations where we can achieve the maximum return on our investment. We also are in the midst of a significant store remodel and replacement initiative that will grow the business by incorporating the features of our new store design mentioned above into our existing store base. Thanks to our exceptional infrastructure, including our distribution network, we have the capacity to support the expansion plans. We expect to update the market on our specific store growth expectations for the next fiscal year during our fourth quarter earnings announcement.

Couche-Tard Is Trying to Acquire U.S. Companies on the Cheap – Casey’s Is Well

Positioned to Excel As Economy Recovers

We believe the timing of your proposal is very opportunistic given the impact of the recession and recent severe weather within our marketing territory. Casey’s has navigated the downturn successfully and is extremely well positioned to benefit as the economic recovery continues.

Couche-Tard is Trying to Buy U.S. Companies on the Cheap. In public statements, Couche-Tard has been clear that it believes that U.S. convenience store operators are currently undervalued. As your CFO said: “It’s just good for the M&A environment. It’s exactly what we did not have in the past two years, that didn’t allow us to be able to close good deals.” (National Post , March 10, 2010). The 14% premium of your proposal to our closing stock price yesterday, April 8, 2010, underscores that you are attempting to acquire U.S. companies on the cheap. We agree with you that the U.S. convenience store operators are currently undervalued; however, we will not hand over to you the significant long-term value of Casey’s that rightly belongs to our shareholders.

Casey’s is Well-Positioned to Benefit from the Global Economic Recovery. As economic conditions improve and convenience stores begin to participate more in the current upswing, we believe that our strong operations, ongoing strategic initiatives, and loyal repeat customer base will enable us to accelerate same store sales growth and overall profitability.

We Are Focused on the Best Interests of Our Shareholders, Employees

and the Communities We Serve

Casey’s is in a position of financial and operational strength, which gives us the flexibility to execute a wide variety of strategic initiatives. Our Board of Directors and management team are very enthusiastic about our growth plans and confident in our ability to deliver superior value to shareholders. We are also committed to serving the best interests of our other important constituencies, including our employees and the communities in which we operate, which have been and will continue to be a critical part of our success.

Sincerely,

Robert J. Myers

President and Chief Executive Officer

Casey’s General Stores, Inc.

Goldman, Sachs & Co. is acting as financial advisor to Casey’s, and Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice.

Forward-Looking Statements

This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements. The forward-looking statements contained herein include statements regarding our future sales, operating margins and cash flow, the continuation of historical trends and our ability to open new stores, make strategic acquisitions, complete our store remodel and replacement initiative and the roll-out of our new store design, maintain or increase pricing and otherwise execute our strategic plan. We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited proposal to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited proposal will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers and the other risks and uncertainties included from time to time in our filings with the SEC. We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations. We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

3